Exhibit 99.1

MASSBANK CORP. Reading, MA	April 24, 2003

FOR IMMEDIATE RELEASE

MASSBANK CORP. REPORTS FIRST QUARTER 2003 EARNINGS OF

$1.95 MILLION OR $0.42 PER SHARE

AND DECLARES CASH DIVIDEND

MASSBANK Corp. (NASDAQ:MASB), the Holding Company for MASSBANK, today reported net income of $1,945,000 or $0.42 in diluted earnings per share for the first quarter 2003, compared with net income of $2,650,000 or $0.55 in diluted earnings per share in the first quarter of 2002. Basic earnings per share in the recent quarter were $0.43 per share compared to $0.56 per share in the first quarter of last year.

The decline in the Company’s net income for the first quarter 2003 compared to the same quarter of 2002 is primarily due to a decrease in securities gains of $893,000 due to the poor performance of the stock markets and the impact on the Company’s equity investments. Earnings results also reflect a decrease in net interest income of $198,000 due to the continued pressure on the Company’s net interest margin resulting from low interest rates. First quarter 2003 earnings results reflect a decrease in other non-interest income of $57,000 and an increase in non-interest expense of $14,000 partially offset by a decrease in income tax expense of $457,000 due to lower income before taxes and a decline in the Company’s effective income tax rate.

In the first quarter 2003, the Company recorded net gains on securities of $40,000 compared to net securities gains of $933,000 in the same quarter of last year. Net securities gains in the recent quarter consisted of losses on trading securities of $78,000 and net gains on securities available for sale of $118,000. Net gains on securities available for sale in the first quarter 2003 were comprised of $258,000 in gains on debt securities and $140,000 in losses on equity securities. This compares to $3,000 in gains on debt securities and $996,000 in gains on equity securities for the same quarter of 2002.

Over the last twelve months, as a result of the equity securities gains the Company has taken and a decline in equity market prices, the net unrealized gains in the Company’s equity securities portfolio have been exhausted. During this same period, however, falling interest rates have increased the value of the Company’s debt securities and as a result total net unrealized gains on securities, net of tax effect, are a positive $6.1 million at the end of the first quarter 2003. This compares to a positive $4.8 in net unrealized gains at the end of the first quarter 2002.

The Company’s total assets increased $27.1 million or 2.7% to $1.016 billion at March 31, 2003 from $988.9 million at March 31, 2002. Deposits also increased $27.8 million or 3.2% year-over-year reaching $895.3 million as of March 31, 2003. Stockholders’ equity was $114.3 million at March 31, 2003, representing a book value of $25.17 per share. This compares to $114.7 million at March 31, 2002 representing a book value of $24.21 per share.

April 24, 2003

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The Company’s non-performing assets remain relatively low totaling $448,000 at March 31, 2003 representing 0.04% of total assets. This compares to $335,000 representing 0.03% of total assets at March 31, 2002.

MASSBANK Corp. is the holding company for MASSBANK, a Massachusetts chartered savings bank. The Bank operates fifteen banking offices in Reading, Chelmsford, Dracut, Everett, Lowell, Medford, Melrose, Stoneham, Tewksbury, Westford and Wilmington, providing a variety of deposit, lending and trust services.

ADDITIONAL INFORMATION

Dividend Declaration

MASSBANK Corp. today announced a quarterly cash dividend on its common stock of $0.23 per share. This, the Company’s sixty-seventh consecutive dividend, will be payable on May 22, 2003 to stockholders of record at the close of business on May 7, 2003.

Stock Repurchase Program

During the three months ended March 31, 2003, the Company continued the repurchase of its common stock by acquiring 101,000 shares. As of March 31, 2003 there were 177,758 shares available for repurchase in the current program.

Annual Meeting of Stockholders

At the sixteenth annual meeting of stockholders of MASSBANK Corp. held April 22, 2003, stockholders voted affirmatively on the following proposal:

Election of Directors

To elect Allan S. Bufferd, Kathleen M. Camilli, Nancy L. Pettinelli and Dr. Donald B. Stackhouse to serve until the 2006 Annual Meeting of Stockholders.

Cautionary Statement

This press release may contain forward-looking information, including information concerning the Company’s expectations of future business prospects. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results or performance to be materially different from the results and performance expressed or implied by the forward-looking statements. Forward looking statements include, but are not limited to, statements concerning the Company’s future performance, the financial outlook of the markets it serves and the performance and activities of its competitors. These statements reflect the Company’s current views. They are based on numerous assumptions and are subject to numerous risks and uncertainties, including unexpected fluctuations in market interest rates, unexpected fluctuations in the markets for equities, bonds, federal funds and other financial instruments, an increase in the level of non-performing assets, an increase in competitive pricing pressures within the Company’s market, adverse legislative or regulatory developments, adverse impacts resulting from the continuing war on terrorism, the impact of inflation, and other factors described in the Company’s annual report on Form 10-K filed with the Securities and Exchange Commission for the year ended December 31, 2002.

For further information contact Reginald E. Cormier, Senior Vice President, Treasurer and CFO at (781) 942-8192.

April 24, 2003

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MASSBANK CORP.

FINANCIAL HIGHLIGHTS

($ in thousands except share data)

	Three Months Ended March 31,
	2003	2002
For the Period Ended
Total interest and dividend income	$10,361	$12,040
Total interest expense	4,613	6,094

Net interest income	5,748	5,946
Provision for loan losses	—	—
Gains on securities, net	40	933
Other non-interest income	266	323
Non-interest expense	3,049	3,035
Income tax expense	1,060	1,517

Net income	1,945	2,650
Weighted Average Common Shares Outstanding (1)
Basic	4,557,308	4,733,781
Diluted	4,636,652	4,861,614
Per Common Share (1)
Earnings:
Basic	$0.43	$0.56
Diluted	0.42	0.55
Cash dividends paid	0.23	0.22
Book value (period end)	25.17	24.21
Ratios (2)
Return on average assets	0.77%	1.08%
Return on average equity	6.73	9.11
Interest rate spread	2.09	2.15
Net interest margin	2.33	2.49
Total equity to assets (period end)	11.25	11.60
	At March 31,
	2003	2002
At Period End
Assets	$1,015,918	$988,855
Deposits	895,274	867,482
Loans	306,858	345,875
Total stockholders’ equity	114,270	114,746
Common shares outstanding (1)	4,539,301	4,738,973
Asset Quality
Non-accrual loans	$448	$335
Real estate acquired through foreclosure	—	—

Total non-performing assets	$448	$335
Allowance for loan losses	$2,653	$2,643

Non-accrual loans to total loans	0.15%	0.10%
Non-performing assets to total assets	0.04%	0.03%
Allowance for loan losses as a % of non-accrual loans	592.2%	789.0%
Allowance for loan losses as a % of non-performing assets	592.2%	789.0%

(1)	Current and prior year share data reflect the three-for-two stock split of April 19, 2002.
(2)	Ratios are presented on an annualized basis with the exception of equity to assets.

April 24, 2003

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MASSBANK CORP. AND SUBSIDIARIES

Consolidated Balance Sheets

(Unaudited)

($ in thousands except share data)

	At March 31, 2003	At March 31, 2002
Assets:
Cash and due from banks	$9,798	$10,374
Interest-bearing deposits in banks	5,482	6,050
Federal funds sold	214,328	155,053
Short-term investments	27,157	24,749
Debt securities available for sale	325,808	375,870
Equity securities available for sale	10,937	13,638
Trading securities	94,506	38,743
Loans:
Mortgage loans	292,467	311,806
Other loans	14,391	34,069

Total loans	306,858	345,875
Allowance for loan losses	(2,653)	(2,643)

Net loans	304,205	343,232
Premises and equipment	7,063	6,831
Accrued interest receivable	3,721	4,785
Goodwill	1,090	1,090
Other assets	11,823	8,440

Total assets	$1,015,918	$988,855
Liabilities and Stockholders’ Equity:
Deposits:
Demand and NOW	$82,861	$83,595
Savings	584,707	430,376
Time certificates of deposit	227,706	353,511

Total deposits	895,274	867,482
Escrow deposits of borrowers	1,363	1,428
Employee stock ownership plan liability	—	156
Current income taxes	569	1,152
Deferred income taxes	1,703	1,152
Other liabilities	2,739	2,739

Total liabilities	901,648	874,109
Stockholders’ equity:
Preferred stock, par value $1.00 per share; 2,000,000 shares authorized, none issued	—	—
Common stock, par value $1.00 per share; 10,000,000 shares authorized, 7,642,430 and 7,525,104 shares issued, respectively	7,642	7,525
Additional paid-in capital	53,819	63,557
Retained earnings	96,138	101,603

	157,599	172,685
Treasury stock at cost 3,127,829 and 4,380,589 shares, respectively	(49,427)	(62,544)
Accumulated other comprehensive income:
Net unrealized gains on securities available for sale, net of tax effect	6,098	4,761
Common stock acquired by ESOP	—	(156)

Total stockholders’ equity	114,270	114,746

Total liabilities and stockholders’ equity	$1,015,918	$988,855

April 24, 2003

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MASSBANK CORP. AND SUBSIDIARIES

Consolidated Statements of Income

($ in thousands except share data)

	Three Months Ended
	March 31, 2003	March 31, 2002
Interest and dividend income:
Mortgage loans	$4,931	$5,182
Other loans	239	401
Securities available for sale:
Mortgage-backed securities	2,690	4,145
Other securities	1,493	1,231
Trading securities	263	128
Federal funds sold	621	725
Other investments	124	228

Total interest and dividend income	10,361	12,040

Interest expense:
Deposits	4,613	6,094

Total interest expense	4,613	6,094

Net interest income	5,748	5,946
Provision for loan losses	—	—

Net interest income after provision for loan losses	5,748	5,946
Non-interest income:
Deposit account service fees	137	146
Gains on securities available for sale, net	118	999
Losses on trading securities, net	(78)	(66)
Other	129	177

Total non-interest income	306	1,256

Non-interest expense:
Salaries and employee benefits	1,842	1,826
Occupancy and equipment	573	521
Data processing	144	128
Professional services	111	144
Advertising and marketing	25	41
Deposit Insurance	45	46
Other	309	329

Total non-interest expense	3,049	3,035

Income before income taxes	3,005	4,167
Income tax expense	1,060	1,517

Net income	$1,945	$2,650

Weighted average common shares outstanding:
Basic	4,557,308	4,733,781
Diluted	4,636,652	4,861,614
Earnings per share (in dollars):
Basic	$0.43	$0.56
Diluted	0.42	0.55